Exhibit 10.1

PAE INCORPORATED
2020 EQUITY INCENTIVE PLAN

AMENDED AND RESTATED RESTRICTED STOCK UNIT GRANT NOTICE

This Amended and Restated Restricted Stock Unit Grant Notice (the “Amended and Restated Grant Notice”) amends and restates the Restricted Stock Unit Grant Notice provided in respect of the restricted stock units granted to the participant listed below (the “Participant”) on the Grant Date listed below (the “Grant Date”).
The Company has granted to the Participant the Restricted Stock Units described in this Amended and Restated Grant Notice (the “RSUs”), subject to the terms and conditions of the Plan and the Amended and Restated Restricted Stock Unit Agreement attached as Exhibit A (the “Amended and Restated Agreement”), both of which are incorporated into this Amended and Restated Grant Notice by reference. Capitalized terms not specifically defined in this Amended and Restated Restricted Stock Unit Grant Notice have the meanings given to them in the 2020 Equity Incentive Plan (as amended from time to time, the “Plan”) of PAE Incorporated (the “Company”).
Participant:

Grant Date:

Number of RSUs:

Vesting Schedule: Subject to the terms of the Amended and Restated Agreement, the RSUs will vest in a single installment on [__].

By Participant’s signature below, Participant agrees to be bound by the terms of this Amended and Restated Grant Notice, the Plan and the Amended and Restated Agreement. Participant has reviewed the Plan, this Amended and Restated Grant Notice and the Amended and Restated Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Amended and Restated Grant Notice and fully understands all provisions of the Plan, this Amended and Restated Grant Notice and the Amended and Restated Agreement. Participant hereby agrees that this Amended and Restated Grant Notice and the Amended and Restated Agreement supersede in their entirety the Grant Notice and the Agreement previously distributed to Participant in respect of the RSUs and that such documents shall have no further force or effect upon Participant’s signature below. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Amended and Restated Grant Notice or the Amended and Restated Agreement.

PAE INCORPORATED      PARTICIPANT

By: ____________________________   By:________________________

Name: __________________________    [Participant Name]
Title: ___________________________

2

Exhibit A

AMENDED AND RESTATED RESTRICTED STOCK UNIT AGREEMENT

Capitalized terms not specifically defined in this Amended and Restated Agreement have the meanings specified in the Amended and Restated Grant Notice or, if not defined in the Amended and Restated Grant Notice, in the Plan.

ARTICLE 1.
GENERAL

1.1 Award of RSUs and Dividend Equivalents.
(a)The Company has granted the RSUs to Participant effective as of the grant date set forth in the Amended and Restated Grant Notice (the “Grant Date”). Each RSU represents the right to receive one Share or, at the option of the Company, an amount of cash, in either case, as set forth in this Amended and Restated Agreement. Participant will have no right to the distribution of any Shares or payment of any cash until the time (if ever) the RSUs have vested.
(b) The Company hereby grants to Participant, with respect to each RSU, a Dividend Equivalent for ordinary cash dividends paid to substantially all holders of outstanding Shares with a record date after the Grant Date and prior to the date the applicable RSU is settled, forfeited or otherwise expires. Each Dividend Equivalent entitles Participant to receive the equivalent value of any such ordinary cash dividends paid on a single Share. The Company will establish a separate Dividend Equivalent bookkeeping account (a “Dividend Equivalent Account”) for each Dividend Equivalent and credit the Dividend Equivalent Account (without interest) on the applicable dividend payment date with the amount of any such cash paid.
1.2 Incorporation of Terms of Plan. The RSUs are subject to the terms and conditions set forth in this Amended and Restated Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Amended and Restated Agreement, the terms of the Plan will control.
1.3 Unsecured Promise. The RSUs and Dividend Equivalents will at all times prior to settlement represent an unsecured Company obligation payable only from the Company’s general assets.

ARTICLE 2.
VESTING; FORFEITURE AND SETTLEMENT

2.1 Vesting; Forfeiture.
(a) The RSUs will vest according to the vesting schedule in the Amended and Restated Grant Notice. In the event that Participant separates from service as a member of the Board of Directors of the Company for any reason, all unvested RSUs will immediately and automatically be cancelled and forfeited, except as provided in Sections 2.1(b) and (c) below or otherwise determined by the Administrator or provided in a binding written agreement between Participant and the Company. Dividend Equivalents (including any Dividend Equivalent Account balance) will vest or be forfeited, as applicable, upon the vesting or forfeiture of the RSU with respect to which the Dividend Equivalent (including the Dividend Equivalent Account) relates.
(b) In the event that Participant separates from service as a member of the Board of Directors of the Company on account of the Participant’s death or Disability, then upon such separation, 100% of the unvested RSUs shall become immediately vested.
(c ) If a Change in Control occurs, outstanding RSUs will be treated as described in this subsection. Notwithstanding anything to the contrary, the Administrator may take such other actions with respect to the RSUs as it deems appropriate pursuant to the Plan.
(i) If the RSUs are assumed in accordance with Section 8.2(c) of the Plan, the RSUs shall continue to vest in accordance with the Vesting Schedule set forth in the Amended and Restated Grant Notice and this Section 2.1(c), based on Participant’s continued service as a member of the Board of Directors of the Company or any Successor Entity.
(ii) Notwithstanding subsection (i) above, if the RSUs are assumed in accordance with Section 8.2(c) of the Plan, and Participant’s service as a member of the Board of Directors of the Company or any Successor Entity is terminated by the Company or any Successor Entity other than as a result of removal for Cause, upon or within 12 months following a Change in Control and before the vesting date, the RSUs shall, to the extent not then vested or previously forfeited or cancelled, become fully vested upon such separation from service.
(iii) If the RSUs are not assumed in accordance with Section 8.2(c) of the Plan, the RSUs shall, to the extent not then vested or previously forfeited or cancelled, become fully vested upon the Change in Control.
(d) Notwithstanding anything to the contrary, any vesting references in this Amended and Restated Agreement shall be deemed conditional and remain subject to Participant’s not being removed from the Board of Directors of the Company or any Successor Entity for Cause at any time. If Participant is removed from the Board of Directors of the Company or any Successor Entity for Cause, whether during or after the vesting period, the RSUs, whether otherwise vested or unvested, will immediately and automatically be cancelled and forfeited.

2.2 Settlement.
(a) RSUs and Dividend Equivalents (including any Dividend Equivalent Account balance) will be paid in Shares or cash at the Company’s option as soon as administratively practicable after the vesting of the applicable RSU, but in no event more than thirty (30) days after the RSU’s vesting date. Notwithstanding the foregoing, the Company may delay any payment under this Amended and Restated Agreement that the Company reasonably determines would violate Applicable Law until the earliest date the Company reasonably determines the making of the payment will not cause such a violation (in accordance with Treasury Regulation Section 1.409A-2(b)(7)(ii)), provided the Company reasonably believes the delay will not result in the imposition of excise taxes under Section 409A.
(b) If an RSU is paid in cash, the amount of cash paid with respect to the RSU will equal the Fair Market Value of a Share on the day immediately preceding the payment date. If a Dividend Equivalent is paid in Shares, the number of Shares paid with respect to the Dividend Equivalent will equal the quotient, rounded down to the nearest whole Share, of the Dividend Equivalent Account balance divided by the Fair Market Value of a Share on the day immediately preceding the payment date.
ARTICLE 3.
TAXATION AND TAX WITHHOLDING

3.1 Representation. Participant represents to the Company that Participant has reviewed with Participant’s own tax advisors the tax consequences of this Award and the transactions contemplated by the Amended and Restated Grant Notice and this Amended and Restated Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.
3.2 Tax Withholding.
(a) The Company has the right and option, but not the obligation, to treat Participant’s failure to provide timely payment in accordance with the Plan of any withholding tax arising in connection with the RSUs or Dividend Equivalents as Participant’s election to satisfy all or any portion of the withholding tax by requesting the Company retain Shares otherwise issuable under the Award.
(b) Participant acknowledges that Participant is ultimately liable and responsible for all taxes owed in connection with the RSUs and the Dividend Equivalents, regardless of any action the Company or any Subsidiary takes with respect to any tax withholding obligations that arise in connection with the RSUs or Dividend Equivalents. Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the RSUs or the Dividend Equivalents or the subsequent sale of Shares. The Company and the Subsidiaries do not commit and are under no obligation to structure the RSUs or Dividend Equivalents to reduce or eliminate Participant’s tax liability.
3.3 Section 409A. This Agreement is intended to comply with the requirements of Section 409A. To the extent there is any ambiguity as to whether any provision of this Agreement would otherwise contravene one or more applicable requirements or limitations of Section 409A, such provision shall be interpreted and applied in a manner that complies with the applicable requirements of Section 409A.
ARTICLE 4.
OTHER PROVISIONS

4.1 Adjustments. Participant acknowledges that the RSUs, the Shares subject to the RSUs and the Dividend Equivalents are subject to adjustment, modification and termination in certain events as provided in this Amended and Restated Agreement and the Plan.
4.2 Notices. Any notice to be given under the terms of this Amended and Restated Agreement to the Company must be in writing and addressed to the Company in care of the Company’s Secretary at the Company’s principal office or the Secretary’s then-current email address or facsimile number. Any notice to be given under the terms of this Amended and Restated Agreement to Participant must be in writing and addressed to Participant at Participant’s last known mailing address, email address or facsimile number in the Company’s personnel files. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to that party. Any notice will be deemed duly given when actually received, when sent by email, when sent by certified mail (return receipt requested) and deposited with postage prepaid in a post office or branch post office regularly maintained by the United States Postal Service, when delivered by a nationally recognized express shipping company or upon receipt of a facsimile transmission confirmation. Notwithstanding the foregoing, the Company may, in its sole discretion, decide to deliver any documents related to the RSUs by electronic means. By signing the Amended and Restated Grant Notice, Participant consents to receive all documents related to the RSUs by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
4.3 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Amended and Restated Agreement.
4.4 Conformity to Securities Laws. Participant acknowledges that the Plan, the Amended and Restated Grant Notice and this Amended and Restated Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws.
4.5 Successors and Assigns. The Company may assign any of its rights under this Amended and Restated Agreement to single or multiple assignees, and this Amended and Restated Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in the Plan, this Amended and Restated Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
4.6 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Amended and Restated Agreement, if Participant is subject to Section 16 of the

Exchange Act, the Plan, the Amended and Restated Grant Notice, this Amended and Restated Agreement, the RSUs and the Dividend Equivalents will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent Applicable Laws permit, this Amended and Restated Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.
4.7 Entire Agreement. The Plan, the Amended and Restated Grant Notice and this Amended and Restated Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof. In the event there is any express conflict between this Amended and Restated Agreement and the terms of the Plan, the terms of the Plan shall govern.
4.8 Amendment. The terms and conditions of this Amended and Restated Agreement and the RSUs may be amended by the Administrator as permitted by the Plan.
4.9 Agreement Severable. In the event that any provision of the Amended and Restated Grant Notice or this Amended and Restated Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of the Amended and Restated Grant Notice or this Amended and Restated Agreement.
4.10 Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Amended and Restated Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs and Dividend Equivalents, and rights no greater than the right to receive cash or the Shares as a general unsecured creditor with respect to the RSUs and Dividend Equivalents, as and when settled pursuant to the terms of this Amended and Restated Agreement.
4.11 Not a Contract of Employment. Nothing in the Plan, the Amended and Restated Grant Notice or this Amended and Restated Agreement confers upon Participant any right to continue in the employ or service of the Company or any Subsidiary or interferes with or restricts in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.
4.12 Counterparts. The Amended and Restated Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which will be deemed an original and all of which together will constitute one instrument.

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